THIRD AMENDMENT TO TREASURY SECURED
REVOLVING CREDIT AGREEMENT

THIS THIRD AMENDMENT TO TREASURY SECURED REVOLVING CREDIT AGREEMENT (this “Amendment”), is made effective as of March 13, 2008, by and among NGP CAPITAL RESOURCES COMPANY, a Maryland corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Treasury Secured Revolving Credit Agreement, dated as of August 31, 2006, as amended by that certain First Amendment to the Treasury Secured Revolving Credit Agreement, dated as of August 31, 2006, and by that certain Second Amendment to Treasury Secured Revolving Credit Agreement, dated as of October 18, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement to clarify such provisions, and subject to the terms and conditions hereof, the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1. Amendments.

(a) Section 1.1 of the Credit Agreement is hereby amended by:

(i)           adding the following definitions of “APC”, “BNP Agreement”,  “BNP Security Agreement”, “BNP Subordination Agreement”, “Designated Account”, “Funding Agreement”, “Net Profits Interest”, “Second Amendment Effective Date”, “SNPI”, “SNPI Payout” and “SNPI Purchase Price” in appropriate alphabetical order:

“APC” shall mean Anadarko Petroleum Corporation.

“BNP Agreement” shall mean that certain Purchase and Sale Agreement, dated to be effective as of  January 30, 2008, between BNP Paribas and Borrower and attached hereto as Exhibit A.

“BNP Security Agreement” shall mean that certain Security Agreement, dated to be effective as of January 30, 2008, between BNP Paribas and Borrower and attached hereto as Exhibit B.

“BNP Subordination Agreement” shall mean that certain Subordination Agreement, dated to be effective as of January 30, 2008, between BNP Paribas and Borrower and attached hereto as Exhibit C.

“Designated Account” shall have the meaning given to it in the BNP Subordination Agreement.

“Funding Agreement” shall mean that certain Drilling and Funding Agreement, dated April 24, 2007, but made effective as of January 1, 2007, by and among APC, Anadarko E&P Company, LP, and the other funding parties named therein, which is attached to the BNP Purchase Agreement as Exhibit A thereto.

“Net Profits Interest” shall have the meaning given to it in the Funding Agreement, as in effect on the Second Amendment Effective Date.

“Second Amendment Effective Date” shall mean January 31, 2008.

“SNPI” shall mean the senior participating interest in Borrower’s payment rights arising under the Net Profits Interest.

“SNPI  Payout” shall mean, with respect to the SNPI, payments in the amount equal to the SNPI Purchase Price plus an amount equal to a Nine and Fifty Hundredths Percent (9.50%) internal rate of return thereon.

“SNPI Purchase Price” shall mean the amount equal to $20 million.

(b)   Section 7.2 of the Credit Agreement is hereby amended by deleting the word “and” from the end of subsection (f), and by adding the following subsections (h) and (g) to such Section:

(h)           Liens created pursuant to the BNP Security Agreement; and

(g)           Liens on the Designated Account created pursuant to the ControlAgreement, as such term is defined in the  BNP Subordination Agreement.

(c)   Section 7.7 of the Credit Agreement is hereby amended by replacing such section in its entirety with the following:

Section 7.7.                                           Restrictive Agreements.  The Borrower will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary Guarantor to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary Guarantor to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Borrower or any other Subsidiary Guarantor, to Guarantee Indebtedness of the Borrower or any other Subsidiary Guarantor or to transfer any of its property or assets to the Borrower or any Subsidiary Guarantor of the Borrower; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary Guarantor pending such sale, provided such restrictions and conditions apply only to the Subsidiary Guarantor that is sold and such sale is permitted hereunder, (iii) the foregoing shall not apply to restrictions and conditions contained in the BNP Agreement until such time as the SNPI Payout is paid in full, (iv) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, and (vi) the foregoing shall not apply to restrictions or conditions imposed by the Treasury Credit Agreement.

(d)           Article VII of the Credit Agreement is hereby amended by adding the following Section 7.13:

Section 7.13.   Designated Account Proceeds.  Borrower shall not deposit intothe Designated Account any funds other than the proceeds of the Net Profit Interest.

2. Senior Lender Subordination.  The Lenders hereby expressly permit Administrative Agent to enter into the Senior Lender Subordination (as such term is defined in the BNP Agreement) in form and substance satisfactory to the Administrative Agent.

3. Conditions to Effectiveness of this Amendment.  Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), (ii) executed counterparts to this Amendment from the Borrower, each of the Subsidiary Guarantors and the Lenders,  (iii) duly executed counterparts of the amendment to the Treasury Credit Agreement, executed by each party thereto, and (iv) duly executed counterparts of the Senior Lender Subordination (as defined in the BNP Agreement).

4. Representations and Warranties.  To induce the Lenders and the Administrative Agent to enter into this Amendment, Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:

(a)           The execution, delivery and performance by Borrower of this Amendment (i) is within Borrower’s power and authority; (ii) has been duly authorized by all necessary corporate and shareholder action; (iii) is not in contravention of any provision of Borrower’s certificate of incorporation or bylaws or other organizational documents; (iv) does not violate any law or regulation, or any order or decree of any Governmental Authority; (v) does not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any such Subsidiary or any of their respective property is bound; (vi) does not result in the creation or imposition of any Lien upon any of the property of Borrower or any of its Subsidiaries; and (vii) does not require the consent or approval of any Governmental Authority;

(b)           This Amendment has been duly executed and delivered for the benefit of or on behalf of Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general and by general principals of equity; and

(c)           After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

5. Reaffirmations and Acknowledgments.

(a)           Reaffirmation of Subsidiary Guaranty.  Each Subsidiary Guarantor consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratify and confirm the terms of the Subsidiary Guarantee Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Subsidiary Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, the Subsidiary Guarantee Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Subsidiary Guarantors under the Subsidiary Guarantee Agreement.

(b)           Acknowledgment of Perfection of Security Interest. Borrower and each Subsidiary Guarantor hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

6. Effect of Amendment.  Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

7. Governing Law.   This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

8. No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

9. Costs and Expenses.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

10. Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

11. Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

12. Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower and the Subsidiary Guarantors, by their respective authorized officers as of the day and year first above written.

BORROWER:

NGP CAPITAL RESOURCES COMPANY

By: /s/ R. Kelly Plato
Name: R. Kelly Plato
Title: Sr. Vice President
SUBSIDIARY GUARANTORS:

NGPC FUNDING GP LLC

By: /s/ R. Kelly Plato
Name: R. Kelly Plato
Title: Sr. Vice President

NGPC FUNDING LP
By: NGPC Funding GP LLC
Its general partner

By: /s/ R. Kelly Plato
Name: R. Kelly Plato
Title: Sr. Vice President

NGPC ASSET HOLDINGS GP, LLC

By: /s/ R. Kelly Plato
Name: R. Kelly Plato

Title: Sr. Vice President

NGPC ASSET HOLDINGS, LP
By: NGPC Asset Holdings GP, LLC
Its general partner

By: /s/ R. Kelly Plato
Name: R. Kelly Plato
Title: Sr. Vice President

NGPC NEVADA LLC LLC

By: /s/ R. Kelly Plato
Name: R. Kelly Plato
Title: Sr. Vice President

NGPC ASSET HOLDINGS III LP

By: /s/ R. Kelly Plato
Name: R. Kelly Plato
Title: Sr. Vice President

NGPC HOLDINGS IV LP

By: /s/ R. Kelly Plato
.Name: R. Kelly Plato
Title: Sr. Vice President

LENDERS:

SUNTRUST BANK	individually and as Administrative Agent and as a Lender

By: /s/ James M. Warren
Name: James M. Warren
Title: Managing Director

COMMERZBANK AG

By: /s/ Andres Campbell
Name: Andrew Campbell
Title: Senior Vice president

By: /s/ Janet Lee
Name: Janet Lee
Title: Assistant Treasurer

LANDESBANK BADEN-WÜRTTEMBERG

By: /s/ Simone Ehmann
Name: Simone Ehmann
Title: Vice President

By: /s/ Konrad Kestering
Name: Konrad Kestering
Title: Assistant Vice President

BRANCH BANK AND TRUST COMPANY

By: /s/ Greg Drabik
Name: Greg Drabik
Title: Vice President

AMERICAN NATIONAL BANK

By:
Name:  GARY W. VICK
Title:  Senior Vice President

EXHIBIT A
FUNDING AGREEMENT

(attached hereto)

EXHIBIT B
BNP SECURITY AGREEMENT

(attached hereto)

EXHIBIT C
BNP SUBORDINATION AGREEMENT

(attached hereto)